SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                               Amendment No. 1 to
                                    FORM 8-K
                                 Current Report

   [X ] Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): July 14, 1998

                         Commission file number 1-12271



================================================================================
                                  CARSON, INC.
================================================================================

             (Exact name of registrant as specified in its charter)


        DELAWARE                                             06-1428605
(State or other jurisdiction of                  (I.R.S. Employer Identification
 incorporation or organization)                          Number)


                     64 Ross Road, Savannah Industrial Park
                             Savannah, Georgia 31405
          (Address, including zip code, of principal executive offices)



       Registrant's telephone number, including area code: (912) 651-3400

Item 2. Acquisition or Disposition of Assets

     During June, 1998 the Company entered into a Purchase Agreement with IVAX Corporation, d/b/a IVX Bioscience, Inc. in order to acquire shares of Johnson Products Co., Inc., a Florida corporation ("Johnson Products"). Johnson Products is a manufacturer of personal care products for the ethnic care market. The purchase price approximated $85 million with $35 million paid in cash. The Company entered into a credit agreement with IVAX Corporation for the remaining $50.0 million of the purchase price. The transaction was completed on July 14, 1998 and announced in the accompanying press release. Total revenues of Johnson Products for the twelve months ended December 31, 1997 was $80.2 million. This acquisition was accounted for under the purchase method of accounting.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a) Financial Statements of Business Acquired - Johnson Products Co., Inc., and Subsidiaries (Personal Care Products Subsidiary of IVAX Corporation)

            (1) Consolidated Financial  Statements for the Years  Ended December
                31, 1997, 1996 and 1995

                a) Report of Independent Public Accountants
                b) Consolidated Balance Sheets as of December 31, 1997, 1996 and
                   1995
                c) Consolidated  Statements  of   Income  for  the  Years  Ended
                   December 31, 1997, 1996 and 1995
                d) Consolidated Statements of Shareholders  Equity for the Years
                   Ended December 31, 1997, 1996 and 1995
                e) Consolidated  Statements  of Cash  Flows for the  Years Ended
                   December 31, 1997, 1996 and 1995
                f) Consolidated Notes to Financial Statements

            (2) Consolidated  Financial  Statements  for the Three  Months Ended
                March 31, 1998 and 1997 (Unaudited)

                a) Consolidated Balance Sheet as of March 31, 1998
                b) Consolidated  Statements of Income for the Three Months Ended
                   March 31, 1998 and 1997
                c) Consolidated  Statements of Cash  Flows  for the Three Months
                   Ended March 31, 1998 and 1997
                d) Consolidated Notes to Financial Statements


        b) Pro Forma Financial Information

           (1) Carson, Inc. Pro Forma Consolidated Balance Sheet (unaudited) as of March 31, 1998
           (2) Carson, Inc. Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1997
           (3) Carson, Inc. Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 1998
           (4) Notes to Pro Forma Consolidated Financial Statements (Unaudited)


       (C) Exhibits

           10.1 Purchase Agreement dated as of June 16, 1998 between Ivax Corporation, d/b/a IVX Bioscience, Inc., and the Company - was previously filed with the initial filing of this form 8-K and is incorporated herein by reference.

           10.2 Credit Agreement dated as of July 14, 1998 between Ivax Corporation, d/b/a IVX Bioscience, Inc., and the Company - was previously filed with the initial filing of this form 8-K and is incorporated herein by reference.

           22.1 Press Release dated July 14, 1998 announcing the purchase of Johnson Products Company by the Company - was previously filed with the initial filing of this form 8-K and is incorporated herein by reference.

           23   Consent of Arthur Andersen L.L.P.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARSON, INC.







/s/Robert W. Pierce                                     Date: September 28, 1998
Robert W. Pierce
Executive Vice President, Chief Financial Officer and Secretary
(Principal Financial Officer)

 (a) Financial Statements of Business Acquired - Johnson Products Co., Inc., and Subsidiaries (Personal Care Products Subsidiary of IVAX Corporation)

     (1) Johnson Products Co., Inc., and Subsidiaries (Personal Care Product Subsidiary of IVAX Corporation) Consolidated Financial Statements For the Years Ended December 31, 1997, 1996 and 1995

                   Johnson Products Co., Inc. and Subsidiaries
                             (Personal Care Products
                         Subsidiary of IVAX Corporation)

                        Consolidated Financial Statements
              For the Years Ended December 31, 1997, 1996 and 1995
                         Together With Auditors' Report

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Shareholder of
Johnson Products Co., Inc. and Subsidiaries (Personal
Care Products Subsidiary of IVAX Corporation):


We have audited the accompanying consolidated balance sheets of JOHNSON PRODUCTS CO., INC. (a Florida corporation) AND SUBSIDIARIES (PERSONAL CARE PRODUCTS SUBSIDIARY OF IVAX CORPORATION) as of December 31, 1997, 1996 and 1995, and the related consolidated statements of income, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Johnson Products Co., Inc. and Subsidiaries (Personal Care Products Subsidiary of IVAX Corporation) as of December 31, 1997, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.






/s/Arthur Andersen L.L.P.
Chicago, Illinois
March 11, 1998


                   JOHNSON PRODUCTS CO., INC. AND SUBSIDIARIES
                             (PERSONAL CARE PRODUCTS
                         SUBSIDIARY OF IVAX CORPORATION)

                           CONSOLIDATED BALANCE SHEETS

                     As of December 31, 1997, 1996 and 1995

                             (Dollars in thousands)

            ASSETS                                                                     1997         1996          1995
------------------------------------------------------------------------------- -----------   ----------    ----------
CURRENT ASSETS:

    Cash                                                                         $     100    $     103     $     287
    Accounts receivable, net of allowance for doubtful accounts of $958,
       $1,248 and $566 and reserve for credit memos of $3,931, $6,699 and
       $4,894 at December  31, 1997, 1996 and 1995, respectively                    10,709       12,583        12,246
    Inventories, net of reserves                                                    12,337       13,897        10,431
    Deferred income taxes                                                            8,909        9,574         5,372
    Prepaid expenses and other current assets                                        1,510        2,335         2,002
                                                                                -----------   ----------    ----------
                     Total current assets                                           33,565       38,492        30,338
                                                                                -----------   ----------    ----------

PROPERTY, PLANT AND EQUIPMENT                                                       20,268       20,329        21,362
    Less- Accumulated depreciation                                                 (15,035)     (14,292)      (13,743)
                                                                                -----------   ----------    ----------
                                                                                     5,233        6,037         7,619
                                                                                -----------   ----------    ----------

INTANGIBLE ASSETS                                                                   24,920       24,535        24,103
    Less- Accumulated amortization                                                  (5,461)      (3,837)       (2,248)
                                                                                -----------   ----------    ----------
                                                                                    19,459       20,698        21,855
                                                                                -----------   ----------    ----------

LONG-TERM NOTE RECEIVABLE                                                              547          514         1,233
                                                                                -----------   ----------    ----------
                     Total assets                                                  $58,804      $65,741       $61,045
                                                                                ===========   ==========    ==========

                    LIABILITIES AND SHAREHOLDER'S EQUITY
--------------------------------------------------------------------------------
CURRENT LIABILITIES:
    Bank overdraft                                                                $  1,440    $     998     $     868
    Accounts payable                                                                 3,536        4,316         3,862
    Accrued expenses                                                                 1,968        1,876         1,707
    Reserve for cosmetics returns and allowances                                     5,762        4,653         3,259
                                                                                -----------   ----------    ----------
                     Total current liabilities                                      12,706       11,843         9,696
                                                                                -----------   ----------    ----------

                                                                                -----------  ------------  -----------
DEFERRED INCOME TAXES AND OTHER LONG-TERM LIABILITIES                                  819          783         1,447
                                                                                -----------  ------------  -----------

COMMITMENTS AND CONTINGENT LIABILITIES

SHAREHOLDER'S EQUITY:
    Common shares (1,000 shares at par value $0.01)                                      -            -             -
    Additional paid-in capital                                                      26,424       26,424        26,424
    Treasury stock                                                                    (352)        (352)         (352)
    Retained earnings                                                               29,979       28,967        29,541
    Receivables from related parties, net                                          (10,772)      (1,924)       (5,711)
                     Total shareholder's equity                                     45,279       53,115        49,902
                                                                                -----------  ------------  -----------
                     Total liabilities and shareholder's equity                    $58,804      $65,741       $61,045
                                                                                ===========   ==========    ==========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.



                   JOHNSON PRODUCTS CO., INC. AND SUBSIDIARIES
                             (PERSONAL CARE PRODUCTS
                         SUBSIDIARY OF IVAX CORPORATION)


                        CONSOLIDATED STATEMENTS OF INCOME

              For the Years Ended December 31, 1997, 1996 and 1995

                             (Dollars in thousands)



                                                                                 1997         1996         1995
                                                                              ----------   ----------   ----------

 NET SALES                                                                     $80,217      $78,554      $65,189
                                                                              ----------   ----------   ----------

COSTS AND EXPENSES:
    Cost of goods sold                                                         (35,285)     (39,342)     (30,291)
    Selling, general and administrative expenses                               (40,974)     (38,628)     (29,484)
                                                                              ----------   ----------   ----------
                     Total costs and expenses                                  (76,259)     (77,970)     (59,775)
                                                                              ----------   ----------   ----------
                     Income from operations                                      3,958          584        5,414

AMORTIZATION EXPENSE                                                            (1,615)      (1,565)        (821)

INTEREST INCOME, net                                                               375          253          332

OTHER INCOME (EXPENSE), net                                                       (826)        (310)       1,761
                                                                              ----------   ----------   ----------

INCOME (LOSS) BEFORE INCOME TAXES                                                1,892       (1,038)       6,686

INCOME TAX (EXPENSE) BENEFIT                                                      (880)         464       (2,082)
                                                                              ----------   ----------   ----------

NET INCOME (LOSS)                                                             $  1,012     $   (574)    $  4,604
                                                                              ===========  ==========   ==========



                 The accompanying notes are an integral part of
                    these consolidated financial statements.




                   JOHNSON PRODUCTS CO., INC. AND SUBSIDIARIES
                             (PERSONAL CARE PRODUCTS
                         SUBSIDIARY OF IVAX CORPORATION)


                 CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

              For the Years Ended December 31, 1997, 1996 and 1995

                             (Dollars in thousands)



                                           Common Stock         Additional                Receivables
                                         (Par Value $0.01)      Paid-in       Retained    from Related   Treasury
                                        --------------------    Capital       Earnings    Parties, net    Stock       Total
                                        Shares      Amount
                                        --------  ----------   ---------     ----------   ----------    ---------   ----------

BALANCE, December  31, 1994                1,000        $ -      $26,424       $24,937     $(11,543)       $(352)     $39,466


    Net income for 1995                        -          -            -         4,604            -            -        4,604
    Change in receivable from related
       parties, net                     ---------  ---------   ----------    ----------   ----------   ----------   ----------
                                               -          -            -             -        5,832            -        5,832
                                        ---------  ---------   ----------    ----------   ----------   ----------   ----------
BALANCE, December  31, 1995                1,000          -       26,424        29,541       (5,711)        (352)      49,902


    Net loss for 1996                          -          -            -         (574)            -            -        (574)
    Change in receivable from related
       parties, net                     ---------  ---------   ----------    ----------   ----------   ----------   ----------
                                               -          -            -             -        3,787            -        3,787
                                        ---------  ---------   ----------    ----------   ----------   ----------   ----------
BALANCE, December  31, 1996                1,000          -       26,424        28,967       (1,924)        (352)      53,115


    Net income for 1997                        -          -            -         1,012            -            -        1,012
    Change in receivable from related
       parties, net                     ---------  ---------   ----------    ----------   ----------   ----------   ----------
                                               -          -            -             -       (8,848)           -       (8,848)
                                        ---------  ---------   ----------    ----------   ----------   ----------   ----------

BALANCE, December  31, 1997                1,000        $ -      $26,424       $29,979     $(10,772)       $(352)      $45,279
                                        =========  =========   ==========    ==========   ==========   ==========   ==========


                          The accompanying notes are an
            integral part of these consolidated financial statements.



                   JOHNSON PRODUCTS CO., INC. AND SUBSIDIARIES
                             (PERSONAL CARE PRODUCTS
                         SUBSIDIARY OF IVAX CORPORATION)


                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              For the Years Ended December 31, 1997, 1996 and 1995

                             (Dollars in thousands)


                                                                                       1997         1996         1995
CASH FLOWS FROM OPERATING ACTIVITIES:                                              -----------  -----------  -----------
   Net income (loss)                                                                 $ 1,012       $ (574)     $ 4,604
    Adjustments to reconcile net income (loss) to net cash provided by
       (used  in) operating activities-
           Write down of property, plant and equipment                                   478            -          800
           Gain on sale of trademark                                                       -            -       (1,572)
           Loss on disposal of fixed assets                                                -          114            -
           Depreciation                                                                  743          766          726
           Amortization                                                                1,615        1,565          821
           Provision for excess and obsolete inventory                                 2,448        5,106        2,456
           Change in assets and liabilities-
              Decrease (increase) in accounts receivable, net                          1,874         (337)      (2,264)
              Increase in inventories                                                   (888)      (8,572)      (3,953)
              Decrease (increase) in prepaid expenses and other current assets           825         (448)      (1,043)
              (Decrease) increase in bank overdraft                                      442          130         (216)
              Increase (decrease) in accounts payable and accrued expenses              (688)         623          552
              Increase in reserve for cosmetics returns and allowances                 1,109        1,394          229
              Decrease (increase) in deferred tax assets, net and other            -----------  -----------  -----------
                long-term liabilities                                                    701        4,866)      (2,802)
                                                                                   -----------  -----------  -----------
                     Total adjustments                                                 8,659       (4,525)      (6,266)
                                                                                   -----------  -----------  -----------
                     Net cash provided by (used in) operating activities               9,671       (5,099)      (1,662)
                                                                                   -----------  -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:

    Proceeds on sale of property, plant and equipment                                      -        1,183          103
    Proceeds on sale of trademark                                                          -            -        2,743
    Additions of property, plant and equipment                                          (417)        (484)        (752)
    Purchases of businesses/product lines, net of current assets of $748 in 1995        (376)        (407)      (5,230)
                                                                                   -----------  -----------  -----------
                     Net cash (used in) provided by in investing activities             (793)         292       (3,136)
                                                                                   -----------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:

    Net (repayments to) borrowing from IVAX                                           (8,848)       3,787        5,832
    Notes receivable granted to TCM                                                      (48)           -       (1,793)
    Payments received from TCM                                                             -          836          489
    Proceeds from other noncurrent assets                                                 15            -          296
                                                                                   -----------  -----------  -----------
                     Net cash (used in) provided by financing activities              (8,881)       4,623        4,824
                                                                                   -----------  -----------  -----------







                   JOHNSON PRODUCTS CO., INC. AND SUBSIDIARIES
                             (PERSONAL CARE PRODUCTS
                         SUBSIDIARY OF IVAX CORPORATION)


                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              For the Years Ended December 31, 1997, 1996 and 1995

                             (Dollars in thousands)

                                   (Continued)



                                                                                       1997         1996         1995
                                                                                  -----------  -----------  -----------
NET INCREASE (DECREASE) IN CASH                                                       $    (3)     $  (184)     $    26
CASH, beginning of year                                                                   103          287          261
                                                                                   -----------  -----------  -----------
CASH, end of year                                                                     $   100      $   103      $   287
                                                                                   ===========  ===========  ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the year for Interest                                            $     8      $    14      $    68
                                                                                   ===========  ===========  ===========



The accompanying notes are an integral part of these consolidated financial statements.


                   JOHNSON PRODUCTS CO., INC. AND SUBSIDIARIES
                             (PERSONAL CARE PRODUCTS
                         SUBSIDIARY OF IVAX CORPORATION)


                   CONSOLIDATED NOTES TO FINANCIAL STATEMENTS

              For the Years Ended December 31, 1997, 1996 and 1995

                             (Dollars in thousands)



1.    ORGANIZATION AND BUSINESS

      Organization

          For the periods presented, Johnson Products Co., Inc. and Subsidiaries (Personal Care Products Subsidiary of IVAX Corporation) (the "Company") was 100% owned by IVAX Corporation ("IVAX" or the "Parent"). The Company is incorporated in Florida. The consolidated financial statements include the accounts of Johnson Products Co., Inc. and its subsidiaries (IVAX Personal Care Products P.R. Inc., Flori Roberts, Inc., Searoads, Inc., Johnson Products Export Sales, Inc., Johnson Products Co. (UK) Limited and WuT. Products, Inc.).

     Business

          The Company is principally engaged in the manufacture and distribution of hair care and cosmetics products (Health and Beauty Aides segment) designed primarily for AfricanAmerican consumers.

          The Company's ethnic hair care product line includes hair relaxers, conditioners, dressings and shampoos. Such products are sold through mass merchants, retailers, wholesalers and professional outlets in the United States and overseas. They are sold under such trademarks as Ultra Sheen, Ultra Sheen's Precise, Classy Curl, Ultra Star, Gentle-Treatment, Afro Sheen, Ultra Sheen Supreme, Soft Touch, Bantu and StaSofFro.

          The Company's corrective cosmetics product line is primarily composed of products sold under the Dermablend trademark. Products are sold primarily through department store and specialty retailers.

          The Company's other ethnic cosmetics product line includes facial makeup, perfumes and other cosmetics. They are sold under such trademarks as Iman and Flori Roberts.

          Export sales for the Company amounted to approximately $4,717, $4,819 and $6,193 of net sales for the years ended December 31, 1997, 1996 and 1995, respectively.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation

          The financial statements include those revenues and expenses directly attributable to the operations of the Company. These costs include direct expenses and certain allocated expenses incurred by IVAX on the Company's behalf as further discussed in Note 7, "Transactions with Affiliate."

      Principles of Consolidation

          The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

     Revenue Recognition

          Sales are recorded at the time of shipment of products. The Company establishes reserves for estimated returns and allowances at the time of shipment. In addition, reserves for customer discounts and rebates are recorded when revenues are recognized. Provisions for credit memos and reserve for cosmetics returns and allowances amounted to $6,663, $9,575, and $8,234 in 1997, 1996 and 1995, respectively.

     Cost of Goods Sold

          Cost of goods sold for hair care products consist of material and manufacturing costs. Manufacturing costs principally represent labor and overhead for manufacturing operations in the Company's Chicago, Illinois facility. Cost of goods sold for cosmetic products consists of material and the cost to have the product manufactured and packaged by third-party contractors. Cost of goods sold for both hair care and cosmetics products also include a provision for excess and obsolete inventory.

     Advertising Expense

          Advertising costs are charged to expense as incurred and were $3,448, $4,278 and $2,611 during 1997, 1996 and 1995, respectively.

     Research and Development

          Research and development costs are charged to expense as incurred and were $689, $852 and $848 during 1997, 1996 and 1995, respectively.

     Concentration of Credit Risk

          Accounts receivable potentially expose the Company to concentrations of credit risk, as defined by Statement of Financial Accounting Standards No. 105, "Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk."

          The Company provides credit, in the normal course of business, to a large number of distributors and retailers concentrated in the health, beauty aid and cosmetic business. The Company had sales to an individual customer representing approximately 17%, 19% and 10% of net sales in the years ended December 31, 1997, 1996 and 1995, respectively. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses.

      Inventories

          Inventories are stated at the lower of cost (first-in, first-out basis) or market. A reserve for excess and obsolete inventories has been provided primarily for on-hand inventory items in excess of one year's net sales or usage as well as for products that will be discontinued in the following year.

     Prepaid Expenses and Other Currents Assets

          Prepaid expenses and other current assets are comprised primarily of promotional inventory, net of a reserve for excess and obsolete promotional items. The provision for excess and obsolete promotional inventories is reflected in selling, general and administrative expenses.

     Property, Plant and Equipment

          Property, plant and equipment are stated at cost. Maintenance costs are expensed when incurred. Expenditures which substantially improve or extend the useful lives of the respective assets are capitalized. The Company provides for depreciation and amortization of the costs of the various classes of assets over their estimated useful lives using the straight-line method.

          Depreciation expense was $743, $766 and $726 in the years ended December 31, 1997, 1996 and 1995, respectively. Fully depreciated assets amounted to $9,562, $8,590 and $8,880 at December 31, 1997, 1996 and 1995,
     respectively.

     Intangible Assets

          Intangible assets are stated at cost. The Company provides for amortization of the costs over their estimated useful lives using the straight-line method.

          The Company continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of goodwill and other intangible assets may warrant revision or that the remaining balance of goodwill and other intangible assets may not be recoverable. The Company's policy is to recognize any impairment through the reduction of current earnings in the period in which such determination is made.

          As of December 31, 1997, the Company has determined that no impairments to intangible assets exist for the periods presented, based on the selling price the Company expects to receive on the anticipated sale of the business. However, there are no firm commitments or letters of intent from any buyer. Should the ultimate sales value of the business differ significantly from the expected selling price, an impairment loss may need to be recognized at that time.

     Reserve for Cosmetics Returns and Allowances

          The Company offers its cosmetics customers, other than mass merchandise customers, 100% right of return of product for full credit. In general, product returned from customers is deemed to have no value. As a result, the Company maintains a Reserve for Cosmetics Returns and Allowances to cover such returns. The Company estimates the reserve based primarily on estimated cosmetics inventory held for sale by its customers in excess of one year's estimated retail sales.

     Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of commitments and contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          As a result of the Company's relationship with IVAX, certain costs and expenses are not necessarily indicative of what they would have been had this relationship not existed. Additionally, these financial statements are not necessarily indicative of the future operations of the Company (see
     Note 7 for additional information).

3.    INVENTORIES

          Net inventories as of December 31, 1997, 1996 and 1995 are summarized as follows:

                                                1997        1996        1995
                                             ---------   ---------   ---------
Raw materials                                $  9,033    $  9,810    $  6,968

Work in process                                 4,079       2,426       1,608
Finished goods                                 10,217      10,017       6,534
Reserve for excess and obsolete inventories   (10,992)     (8,356)     (4,679)
                                             ---------   ---------   ---------
Net inventories                              $ 12,337    $ 13,897    $ 10,431
                                             =========   =========   =========


      Included in cost of goods sold is the provision for excess and obsolete inventories in the amounts of $2,448, $5,106, and $2,456 for the years ended December 31, 1997, 1996 and 1995, respectively.

4.    PREPAID EXPENSES

      Promotional inventory is included in prepaid expenses and consists of the following amounts at December 31, 1997, 1996 and 1995:

                                                1997        1996        1995
                                             ---------   ---------   ---------
Promotional inventory                        $  4,305    $  2,949    $  1,122
Reserve for excess and obsolete inventory      (3,255)     (1,434)       (477)
                                             ---------   ---------   ---------
Net promotional inventory                    $  1,050    $  1,515    $    645
                                             =========   =========   =========

5.    PROPERTY, PLANT AND EQUIPMENT

      The major classes of property, plant and equipment are summarized as follows:

                                       December 31                 Depreciation
                           --------------------------------           Period
                             1997        1996        1995
                           --------    --------    --------        ------------
Land                       $   754     $   754     $   966
Land improvements              302         302         302          15-40 years
Buildings                    6,026       6,026       7,064          15-40 years
Machinery and equipment      8,654       8,263       8,329           5-10 years
Furniture and fixtures       2,307       2,759       2,737           3-10 years
Computer and software        2,138       2,138       1,769           3-8  years
Leasehold improvements          87          87         195           5-20 years
                           --------    --------    --------        =============
            Total cost      20,268      20,329      21,362

Accumulated depreciation   (15,035)    (14,292)    (13,743)
                           --------    --------    --------
                           $ 5,233     $ 6,037     $ 7,619
                           ========    ========    ========

6.    INTANGIBLE ASSETS

          The major classes of intangible assets are as follows:

                                       December 31
                           --------------------------------        Amortization
                             1997        1996        1995             Period
                           --------    --------    --------        -------------

Trademarks                 $ 2,915     $ 2,530     $ 2,098             15 years
Goodwill                    22,005      22,005      22,005           5-40 years
                           --------    --------    --------
     Total cost             24,920      24,535      24,103

Accumulated amortization    (5,461)     (3,837)     (2,248)
                           --------    --------    --------
                           $19,459     $20,698     $21,855
                           ========    ========    ========

          On November  8, 1995,  the Company  acquired  the assets of Iman.  The assets acquired were primarily inventory and promotional inventory. Reserves for inventory obsolescence and returns were set up at the acquisition. The price paid by the Company for the Iman assets and business was approximately $5,048, resulting in goodwill of $4,829.

          The acquisition was accounted for as a purchase and the net assets and results of operations are included in the Company's consolidated financial statements from the purchase date.

7.    TRANSACTIONS WITH AFFILIATE

          IVAX has furnished certain outside legal counsel services, insurance coverage and employee retirement benefits to the Company. The costs of outside legal services are charged to the Company based on actual cost incurred. Insurance coverage includes property and product liability, the costs of which are allocated to the Company based on the ratio that the Company's total property value and net sales, respectively bear in relation to IVAX's consolidated corresponding amounts. Certain Company employees participated in the IVAX Corporation U.S. Employee Savings Plan, which is a 401(k) retirement savings plan. IVAX allocated to the Company its portion of the IVAX employer matching contribution. The charges for the above outside legal services, insurance coverage and retirement benefits were $1,065, $1,343 and $839 for the years ended December 31, 1997, 1996 and 1995, respectively.

          IVAX  also  provides  workers'   compensation  and  medical  insurance
     coverage to the Company. For such coverage, the Company is allocated charges based on the ratio that the Company's total compensation cost and full-time equivalents, respectively, bear in relation to IVAX's consolidated corresponding amounts. At any point in time, the Company has been fully insured for such risks by IVAX. As a result, no liabilities for these items are recorded in the Company's consolidated financial statements at December 31, 1997, 1996 and 1995. The Company recognized expense in the amount of $1,011, $1,043 and $1,137 for such coverage for the years ended December 31, 1997, 1996 and 1995, respectively.

          The Company believes that the charges for the above services, insurance coverage and retirement benefits have been calculated and allocated on a reasonable basis and that the total amount of costs recognized in the accompanying statements of income approximate what actual costs would have been for the Company as a stand-alone entity.

          The accompanying consolidated financial statements do not include allocations from IVAX of other general and administrative functions at IVAX, including treasury, tax, risk management, human resources, accounting and finance. Such expenses may have to be incurred separately in order to operate the Company as a stand-alone entity in the future. It is not possible to determine the effect of such expenses, if any, on the Company's future results of operations.

          Sales to affiliated companies amounted to $126, $237 and $334 for the years ended December 31, 1997, 1996 and 1995, respectively. There were no purchases from affiliated companies during 1997, 1996 and 1995. Outstanding balances with related parties are as follows:

                                             1997         1996         1995
                                           --------    ---------    ---------
Intercompany receivable (Parent)           $11,283      $ 6,458      $ 8,076
Accrued income taxes owed to parent           (850)      (5,174)      (2,934)
Baker Norton (trade)                           325          270          544
Searoads (trade)                                 -            -         (240)
Baker Norton, Asia (trade)                      14            -            6
IVAX Industries (trade)                          -            -           (8)
Goldline (trade)                                 -          370          338
Baker Cummins (trade)                            -            -          (71)
                                           --------     --------     --------
                         Total             $10,772      $ 1,924      $ 5,711
                                           ========     ========     ========

          The  total  outstanding   balances  with  related  parties  have  been
     classified as a reduction of shareholder's equity in the accompanying consolidated balance sheets.

8.    LONG-TERM NOTE RECEIVABLE

          The Company has a note receivable from T.C.M. Limited ("TCM") that resulted from the sale of certain of the Company's brand names to TCM in 1995. The note receivable requires quarterly installment payments of $62.5, plus interest at 9%. In 1996, TCM paid in advance four 1997 installment payments and four 1998 installments.

9.    COMMITMENTS AND CONTINGENT LIABILITIES

          At December 31, 1997, minimum payments due for assets under operating leases are as follows:

                                1998     $ 202
                                1999        78
                                2000        37
                                2001         3
                                2002         -
                                        ========

          Rent expense was $221, $220 and $234 for the years ended December 31, 1997, 1996 and 1995, respectively.

          The Company has entered into several royalty or other compensation agreements, under which the following require a minimum payment:

            The Company is obliged to pay a minimum annual compensation of $200 to Paz, Inc. up to January 31, 2001, relating to the services of Patti LaBelle to advertise, endorse and promote a product line. The agreement requires Patti LaBelle to render services as a performer and a participant in television commercials, photography sessions and personal appearances.

            WuT. Products, Inc. (subsidiary of the Company) has a license agreement with Wu-Wear, Inc. WuT. Products, Inc. is required to pay minimum annual royalty payments in the amount of $50 for the first year, as defined in the agreement (August 1, 1997-January 31, 1999), $200 for the second year and $250 for the next three years. The agreement expires on January 31, 2003. In the event WuT. Products, Inc. fails to pay the minimum royalty payment for any year, Wu-Wear, Inc.'s sole right is to terminate the agreement by notice to WuT. Products, Inc. and Wu-Wear, Inc. shall not be entitled to any further minimum royalty obligations from the date of such termination. Management anticipates that WuT. Products, Inc. will not meet the minimum annual royalty payment for the first year and expects that the agreement will terminate prior to December 31,1998.

            The Company has a consulting agreement with Sam Fine, which requires the Company to pay Mr. Fine a minimum of $200 a year. The agreement is effective July 1, 1997, and continues for three consecutive years. However, the Company has the option to terminate the agreement at the end of the thirtieth month. The agreement requires Sam Fine to act as an on-camera spokesperson, make-up artist, and cosmetic advisor. The agreement stipulates that in the event a change of control or if the divestiture of the Company does not occur by February 1998, Sam Fine and the Company shall decide in good faith whether or not to continue with the agreement. Management believes that it can renegotiate or terminate the existing agreement with no significant amounts owed Mr. Fine.

          The Company is, from time to time, engaged in litigation normally incident to the conduct of its business, including product liability cases, in some of which material damages are sought. With respect to product liability cases, the Company is covered by product liability insurance held by IVAX. Management believes that none of the litigation will have a
     material  effect  on  the  Company's   financial  position  or  results  of
     operations.

10.   INCOME TAXES

          The Company is part of a consolidated tax filing group with IVAX. Income taxes for the Company have been calculated on a separate Company basis pursuant to a tax sharing agreement between the Company and IVAX and in accordance with the requirements of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

          Income tax (expense) benefit consists of:

                                               1997        1996         1995
                                             --------    --------    --------
Deferred taxes                               $  (739)    $ 4,870     $   586
Current income taxes                            (141)     (4,406)     (2,668)
                                             --------    --------    --------

Net tax (expense) benefit                    $  (880)    $   464     $(2,082)
                                             ========    ========    ========


          The components of the deferred tax asset (liability) as of December 31, 1997, 1996 and 1995, are as follows:

                                                       December 31
                                             --------------------------------
                                               1997        1996        1995
                                             --------    --------    --------
Deferred tax assets-current
    Inventory                                $ 3,997     $ 4,043     $ 1,432
    Accounts receivable allowances             2,421       3,198       1,898
    Accruals                                   2,432       2,278       1,679
    Other                                         59          55         363
                                             --------    --------    --------
      Total deferred tax assets--current       8,909       9,574       5,372
                                             --------    --------    --------

Deferred tax assets (liabilities)-noncurrent
    Fixed assets                                (360)       (868)       (305)
    Intangibles                                  180         346         (80)
    DISC earnings                               (699)       (280)     (1,052)
    Other                                         22          19         (14)
                                             --------    --------    --------
       Total deferred tax
         liabilities-noncurrent                 (857)       (783)     (1,451)
                                             --------    --------    --------
       Net deferred tax asset                $ 8,052     $ 8,791     $ 3,921
                                             ========    ========    ========

          A reconciliation of the statutory tax rate to the effective income tax rate is as follows. The statutory federal tax rate of 34% has been applied.

                                                       December 31
                                             --------------------------------
                                               1997        1996        1995
                                             --------    --------    --------
Income tax (expense) benefit based on
  statutory tax rates                        $  (643)    $   353     $(2,273)
Effect of state income taxes                     (85)        (54)       (170)
Nondeductible goodwill amortization             (150)       (153)       (156)
Tax effect on permanent differences              (35)        (11)        134
Other                                             33         329         383
                                             --------    --------    --------
Income taxes (expense) benefit according
  to financial statements                    $  (880)    $   464     $(2,082)
                                             ========    ========    ========

          Realization of deferred tax assets associated with the Company's future deductible temporary differences is dependent upon generating sufficient taxable income. Although realization of the deferred tax assets is not assured, management believes it is more likely than not that the deferred tax assets will be realized through future taxable income. On a quarterly basis, management will assess whether it remains more likely than not that the deferred tax assets will be realized. If management determines that it is no longer more likely than not that the deferred tax assets will be realized, a valuation allowance will be required against some or all of the deferred tax assets. This would require a charge to the income tax provision which could be material to the Company's future results of operations.

11.   SUBSEQUENT EVENTS

          IVAX has announced that the Company is being held for sale and is anticipated to be disposed of during 1998.

          On March 3, 1998, the Company's cosmetics distributor and warehouse provider, terminated its contract with a 180-day notice period. The Company is in the process of identifying alternative warehouses and distributors for its cosmetics products. Management believes it can replace the current distributor and warehouse provider with one that is more cost effective and customer responsive.

          On January 27, 1998, the Company's largest customer issued a press release stating their intention of closing 75 stores in 1998. The Company has not been able to estimate the effect, if any, of this event on future operations.

     (2) Johnson Products Co., Inc., and Subsidiaries (Personal Care Products Subsidiary of IVAX Corporation) Consolidated Financial Statements (Unaudited) For the Three Months Ended March 31, 1998 and 1997



                   JOHNSON PRODUCTS CO., INC. AND SUBSIDIARIES

                            UNAUDITED BALANCE SHEET
                              As of March 31, 1998
                             (Dollars in thousands)

                                     ASSETS                                           3/31/98
--------------------------------------------------------------------------------
CURRENT ASSETS:
  Cash                                                                               $     112
  Accounts receivable, net of allowance for doubtful accounts of $889
    and reserve for credit memos of $4,029                                              13,696
  Inventories, net of reserves                                                          10,730
  Deferred income taxes                                                                  8,952
  Prepaid expenses and other current assets                                                812
                                                                                ---------------
                    Total current assets                                             $  34,302
                                                                                ---------------

PROPERTY, PLANT AND EQUIPMENT                                                           20,308
  Less-Accumulated depreciation                                                        (15,415)
                                                                                ---------------
                                                                                         4,893
                                                                                ---------------
INTANGIBLE ASSETS                                                                       25,010
  Less-Accumulated amortization                                                         (5,826)
                                                                                ---------------
                                                                                        19,184
                                                                                ---------------
LONG-TERM NOTE RECEIVABLE                                                                  547
                                                                                ---------------
                    Total assets                                                     $  58,926
                                                                                ===============

                      LIABILITIES AND SHAREHOLDER'S EQUITY
--------------------------------------------------------------------------------
CURRENT LIABILITIES:
  Bank overdraft                                                                     $   1,416
  Accounts payable                                                                       3,342
  Accrued expenses                                                                       1,799
  Accrued income tax payable                                                               139
  Reserve for cosmetics returns and allowances                                           6,129
                                                                                ---------------
                     Total current liabilities                                          12,825
                                                                                ---------------
DEFERRED INCOME TAXES AND OTHER LONG-TERM
  LIABILITIES                                                                              870
                                                                                --------------
COMMITMENTS AND CONTINGENT LIABILITIES
SHAREHOLDER'S EQUITY:
  Common shares (1,000 shares at par value $.01)                                             -
  Additional paid-in capital                                                            26,424
  Treasury stock                                                                          (352)
  Retained earnings                                                                     30,140
  Receivables from related parties, net                                                (10,981)
                                                                                ---------------
                       Total shareholder's equity                                       45,231
                                                                                ---------------
                       Total liabilities and shareholder's equity                     $ 58,926
                                                                                ===============


                   JOHNSON PRODUCTS CO., INC. AND SUBSIDIARIES

                         UNAUDITED  STATEMENTS  OF INCOME
               For the Three Months Ended March 31, 1998 and 1997
                             (Dollars in thousands)


                                                         1998           1997
                                                         ----           ----
NET SALES                                            $ 18,595       $ 19,255

COSTS AND EXPENSES:
    Cost of goods sold                                 (9,182)        (8,708)
    Selling, general and administrative expenses       (8,744)        (9,959)
                                                    ----------     ----------
                          Total costs and expenses    (17,926)       (18,667)
                                                    ----------     ----------
                           Income from operations         669            588

AMORTIZATION EXPENSE                                     (403)          (400)

INTEREST INCOME, net                                      116             53

OTHER INCOME (EXPENSE), net                               (57)             -
                                                    ----------     ----------

INCOME BEFORE INCOME TAXES                                325            241

INCOME TAX EXPENSE                                       (164)           (92)
                                                    ----------     ----------

NET INCOME                                              $ 161          $ 149
                                                    ==========     ==========


                   JOHNSON PRODUCTS CO., INC. AND SUBSIDIARIES

                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
               For the Three Months Ended March 31, 1998 and 1997
                             (Dollars in thousands)


                                                                                          1998                  1997
                                                                                          ----                  ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                            $   161              $    149
  Adjustments to reconcile net income to net cash provided by operating activities-
         Depreciation                                                                       377                   199
         Amortization                                                                       403                   400
         Provision for excess and obsolete inventory                                        528                   984
         Change in assets and liabilitities-
            Increase in accounts receivable, net                                         (2,987)               (2,177)
            Decrease (increase) in inventories                                            1,079                   (99)
            Decrease (increase) in prepaid expenses and other current
                assets                                                                      698                  (783)
            (Decrease) increase in bank overdraft                                           367                   610
            Decrease in deferred tax assets, net and other
                 long-term liabilities                                                        8                   896
                                                                                ----------------     -----------------
                      Total adjustments                                                     225                  (109)
                                                                                ----------------     -----------------
                      Net cash provided by operating activities                             386                    40
                                                                                ----------------     -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions of property, plant and equipment                                                (40)
  Purchases of businesses/product lines                                                    (128)                  (21)
                                                                                ----------------     -----------------
                     Net cash used in investing activities                                 (168)                  (21)
                                                                                ----------------     -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net repayments to IVAX                                                                   (206)                  (76)
  Write down of other noncurrent assets                                                                            16
                                                                                ----------------     -----------------
                     Net cash used in financing activities                                 (206)                  (60)
                                                                                ----------------     -----------------

 NET INCREASE (DECREASE) IN CASH                                                        $    12              $    (41)

CASH, beginning of year                                                                     100                   103
                                                                                ----------------     -----------------

CASH, end of year                                                                       $   112              $     62
                                                                                ================     =================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

   Cash paid during the year for interest                                               $     -              $      -
                                                                                ================     =================

JOHNSON PRODUCTS CO., INC. AND SUBSIDIARIES
(PERSONAL CARE PRODUCTS SUBSIDIARY OF IVAX CORPORATION)
CONSOLIDATED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)



1.   BASIS OF PRESENTATION

     The  accompanying  consolidated  interim  financial  statements  of Johnson
Products Co., Inc. and Subsidiaries (Personal Care Products Subsidiary of IVAX Corporation) (the "Company") presented herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted from these consolidated financial statements pursuant to applicable rules and regulations of the Securities and Exchange Commission. These financial statements should be read in conjunction with the audited Consolidated Financial Statements for the Years Ended December 31, 1997, 1996 and 1995 and the notes thereto. In the opinion of management, the accompanying unaudited financial statements contain all normal recurring adjustments necessary to present fairly the Company's financial position, results of operations and cash flows at the dates and for the periods presented. Interim results of operations are not necessarily indicative of the results to be expected for a full year. Certain prior period amounts have been reclassified to conform with the current period presentation.

2.    INVENTORIES

Net inventories as of March 31, 1998 are summarized as follows (in thousands):

                                                      March 31, 1998
                                                      -------------------
             Raw materials                                    $9,088
             Work-in-process                                   3,690
             Finished goods                                    9,656
             Reserve for excess and obsolete inventories     (11,704)
                                                      -------------------
             Net inventories                                 $10,730
                                                      ===================





(B) Pro Forma Financial Information -

     The following pro forma summary financial data has been prepared giving effect to the acquisition of Johnson Products as if the transaction had taken place at January 1, 1997.

     The acquisition is being accounted for under the purchase method of accounting. Certain assets and liabilities, primarily intercompany tax and other intercompany accounts, were retained by IVAX Corporation and were closed out on Johnson Products' historical March 31, 1998 balance sheet to retained earnings. The fair market value of property, plant and equipment was determined by independent appraisal. The carrying values of other assets and liabilities have been estimated to approximate fair market value. Final allocations will be made on the basis of continuing valuations giving effect to economic and market factors. Accordingly, the purchase price allocation is currently preliminary. Any purchase price adjustments will be made within one year from the acquisition date and are not expected to be material to the pro forma financial information taken as a whole.

     Immediately prior to the Company's acquisition of Johnson Products, Johnson Products sold Flori Roberts, Inc., to an outside third party. Therefore, the assets and liabilities of Flori Roberts, Inc., have been deducted from the pro forma balance sheet, and the operating results of Flori Roberts, Inc., have been deducted from the pro forma statements of operations. The Dermablend line of corrective cosmetics which are sold in department and specialty stores was purchased by the Company, but management intends to sell this business within one year. Until the disposal occurs, the assets and liabilities related to Dermablend are included in the consolidated balance sheet of the Company.
Therefore, the pro forma balance sheet includes the purchased assets and liabilities related to Dermablend. Since Dermablend was purchased with the intent to be sold within a year, the results of operations related to Dermablend are excluded from the Company's consolidated statement of operations. Therefore, the results of operations related to Dermablend have also been excluded from the pro forma statements of operations.

     As discussed above, the purchase price of this acquisition approximated $85 million with $35 million paid in cash. The cash was provided by sale of $29.1 million of the Company's shares of its South African subsidiary, Carson Holdings Limited, in May 1998. This sale generated cash proceeds of $55.2 million and resulted in a one-time pretax gain of $49.1 million and an increase in minority interest if $6.0 million. These cash proceeds were used for the acquisition of Johnson Products in July 1998. The following pro forma balance sheet indicates a large negative cash balance which did not actually occur since the stock sale occurred before the acquisition.

     The pro forma financial information is not necessarily indicative of the results of operations or the financial position which would have been obtained had the acquisition been consummated at January 1, 1997. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Company.



                                  Carson, Inc.
               Pro Forma Consolidated Balance Sheets (Unaudited)
                              As of March 31, 1998
                               (Dollars in 000's)


                                                                                         Less
                                                                           Johnson     ------------     Pro forma
                                                                           Products        Flori       Adjustments
                                                        Carson, Inc.       Company       Roberts,       Increase/       Carson, Inc.
                                                        (historical)   (consolidated)      Inc.        (decrease)       (pro forma)
------------------------------------------------------------------------------------------------------------------------------------
Assets
Current assets:
       Cash and cash equivalents                         $    5,184     $      112     $       --      $  (35,000)  (1)  $  (29,704)
       Accounts receivable, net                              30,111         13,696            (75)                           43,882
       Inventories, net                                      28,936         10,730          2,799                            36,867
       Deferred income taxes                                     --          8,952             --          (8,952)  (2)          --
       Other current assets                                     905            812            241                             1,476
Property, plant and equipment, net                           22,288          4,893             --           5,242   (3)      32,423
Investments                                                   3,695             --             --                             3,695
Intangible assets, net, and other assets                    107,127         19,731         16,726          60,818   (4)     170,950
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                             $  198,246      $  58,926     $   19,691      $   22,108        $  259,589

Liabilities and stockholders' equity:
Current liabilities:
       Bank overdraft                                    $       --      $   1,416     $       --      $   (1,416)  (2)  $       --
       Accounts payable                                      10,152          3,342                                           13,494
       Notes payable                                             --             --             --          50,000   (1)      50,000
       Due for A&J Cosmetics                                  4,003             --             --                             4,003
       Accrued expenses                                       9,426          1,799             --           5,000   (5)      16,225
       Reserve for cosmetics returns and allowances              --          6,129          4,927                             1,202
       Income taxes payable                                   1,927            139             --            (139)  (2)       1,927
Long-term debt                                              102,534             --             --                           102,534
Deferred income taxes and other liabilities                   1,705            870             --            (870)  (2)       1,705
Minority interest in subsidiary                               7,636             --             --                             7,636
Common stock                                                    150             --             --                               150
Paid in capital                                              69,018         26,424         14,764         (11,660)  (6)      69,018
Accumulated (deficit) earnings                               (4,512)        30,140             --         (17,508)  (2)      (4,512)
                                                                                                          (12,632)  (6)
Accumulated other comprehensive losses                       (2,308)            --             --                            (2,308)
Note receivable from employee shareholders, net              (1,378)            --             --                            (1,378)
Receivables from related parties, net                            --        (10,981)            --          10,981   (2)          --
Treasury stock                                                 (107)          (352)            --             352   (6)        (107)
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity               $  198,246      $  58,926     $   19,691      $   22,108        $  259,589


                                  Carson, Inc.
          Pro Forma Consolidated Statements of Operations (Unaudited)
                          Year Ended December 31, 1997
                    (Dollars in 000's except per share data)


                                                                                            Less
                                                                   Johnson      -----------------------   Pro forma
                                                                   Products       Flori                 Adjustments
                                                 Carson, Inc.      Company      Roberts,                  Increase/     Carson, Inc.
                                                 (historical)   (consolidated)      Inc.    Dermablend    (decrease)    (pro forma)
------------------------------------------------------------------------------------------------------------------------------------
Net sales                                         $ 109,631     $  80,217     $  18,806     $  12,555     $     --        $ 158,487
Cost of goods sold                                   50,510        35,285         7,851         3,155           --           74,789
------------------------------------------------------------------------------------------------------------------------------------
       Gross profit                                  59,121        44,932        10,955         9,400           --           83,698
Marketing and selling expenses                       28,158        32,301        13,710         5,983           --           40,766
General and administrative expenses                  14,921         8,673         2,285         1,167           --           20,142
Depreciation and amortization                         3,793         1,615         1,375            --        1,670 (4,7)      5,703
------------------------------------------------------------------------------------------------------------------------------------
       Operating income (loss)                       12,249         2,343        (6,415)        2,250       (1,670)          17,087
------------------------------------------------------------------------------------------------------------------------------------
Interest expense                                     (6,444)           --            --            --       (4,500) (8)     (10,944)
Other income (expense)                                  728          (451)         (179)          (66)          --              522
------------------------------------------------------------------------------------------------------------------------------------
       Income (loss) before income taxes              6,533         1,892        (6,594)        2,184       (6,170)           6,665
(Provision for) benefit from  income taxes           (2,779)         (880)        1,748          (732)       2,468  (9)      (2,207)
------------------------------------------------------------------------------------------------------------------------------------
Net income (loss) from continuing operations      $   3,754      $  1,012     $  (4,846)    $   1,452     $ (3,702)       $   4,458

Earnings per share from continuing
       operations                                 $    0.25                                                               $    0.30

Weighted average common shares outstanding           15,003                                                                  15,003



                                  Carson, Inc.
          Pro Forma Consolidated Statements of Operations (Unaudited)
                       Three Months Ended March 31, 1998



                                                                                          Less
                                                                 Johnson        -----------------------   Pro forma
                                                                 Products         Flori                 Adjustments
                                               Carson, Inc.     Company         Roberts,                  Increase/     Carson, Inc.
                                               (historical)   (consolidated)        Inc.  Dermablend     (decrease)      (pro forma)
------------------------------------------------------------------------------------------------------------------------------------
Net sales                                       $  31,797     $  18,595     $   3,752     $   2,786     $     --          $  43,854
Cost of goods sold                                 15,378         9,182         1,304           741           --             22,515
------------------------------------------------------------------------------------------------------------------------------------
       Gross profit                                16,419         9,413         2,448         2,045           --             21,339
Marketing and selling expenses                      8,691         6,767         3,113         1,169           --             11,176
General and administrative expenses                 5,305         1,977           476           265           --              6,541
Depreciation and amortization                         643           403           336            --          418 (4,7)        1,128
------------------------------------------------------------------------------------------------------------------------------------
       Operating income (loss)                      1,780           266        (1,477)          611         (418)             2,494
------------------------------------------------------------------------------------------------------------------------------------
Interest expense                                   (2,837)           --            --            --       (1,125) (8)        (3,962)
Other income (expense)                                221            59           (52)          (14)          --                346
------------------------------------------------------------------------------------------------------------------------------------
       (Loss) income before income taxes             (836)          325        (1,529)          597       (1,543)            (1,122)
Benefit from (provision for) from  income taxes       335          (164)          602          (301)         617  (9)           487
------------------------------------------------------------------------------------------------------------------------------------
Net (loss) income from continuing operations    $    (501)     $    161     $    (927)     $    296     $   (926)         $    (635)

Loss per share from continuing
       operations                               $   (0.03)                                                                $   (0.04)

Weighted average common shares outstanding         14,993                                                                    14,993

Carson, Inc.
Notes to Pro Forma Consolidated Financial Statements (Unaudited)


1. The total purchase price of $85 million was financed through a combination of $35 million of cash and a $50 million short-term seller's note provided by IVAX Corporation. The cash was provided by sale of $29.1 million of the Company's shares of its South African subsidiary, Carson Holdings Limited, in May 1998. This sale generated cash proceeds of $55.2 million and resulted in a one-time pretax gain of $49.1 million and an increase in minority interest of $6.0 million.

       The Company entered into a Credit Agreement with IVAX Corporation for the remaining $50 million purchase price. The term loan provided by IVAX Corporation matures on November 30, 1998 and bears interest at 9.0% per annum, payable monthly. Any overdue principal and interest bear interest at 12.0% per annum and are payable upon demand.

2. A pro forma adjustment has been included to adjust Johnson Products' historical balance sheet for intercompany tax and other intercompany accounts which were retained by IVAX Corporation and were not part of the sale to the Company.

3. A pro forma adjustment has been included to adjust the carrying value of property, plant and equipment to the appraised value.

4. Goodwill of approximately $61 million was recorded as a result of the acquisition. Of this amount, $15 million has been allocated to intangibles related to Dermablend and is not being amortized, as management expects to sell Dermablend within the year and is not including any of its results in the statement of operations. The $46 million of remaining intangibles is being amortized over a period of 40 years. The Company is performing a valuation of the assets and liabilities acquired. As a result, the amount assigned to goodwill and the amortization of intangibles may change based upon the results of this valuation.

5. A pro forma adjustment has been included to record accruals for certain expenses expected to be incurred as a result of the acquisition, including severance, professional fees, plant clean-up, etc.

6. A pro forma adjustment has been included to eliminate the equity of Johnson Products Company.

7.     A  pro  forma  adjustment  has  been  included   to   record   additional
       depreciation expense based on the new cost bases and useful lives of the fixed assets acquired.

8. A pro forma adjustment has been included to record incremental interest expense at 9% on the $50 million short-term debt used to finance the acquisition.

9. The net effect of the acquisition and the related pro forma adjustments has been taxed at the Company's historical effective tax rate.